                   Baxter International Inc. and Subsidiaries

         Exhibit 11.1 - Computation of Primary Earnings Per Common Share


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(Unaudited - in millions, except per share data)                 Three Months Ended    Six Months Ended
                                                                           June 30,            June 30,

                                                                      1994     1993      1994      1993
Earnings
  Income before cumulative effect of accounting changes               $144     $132      $275      $189
  Cumulative effect of change in accounting for:
    Income taxes                                                         0        0         0        81
    Other postemployment benefits                                        0        0         0       (11)
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  Net income available for common stock                               $144     $132      $275      $259
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Shares
  Weighted average number of common
    shares outstanding                                                 278      277       278       278
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Primary earnings (loss) per common share
  Income before cumulative effect of accounting changes              $0.52    $0.48     $0.99     $0.68
  Cumulative effect of change in accounting for:
    Income taxes                                                      0.00     0.00      0.00      0.29
    Other postemployment benefits                                     0.00     0.00      0.00     (0.04)
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  Net income                                                         $0.52    $0.48     $0.99     $0.93
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